Exhibit 3.1
RESTATED ARTICLES OF INCORPORATION OF
WEYERHAEUSER COMPANY
ARTICLE I
     The name of this corporation shall be “Weyerhaeuser Company.”
ARTICLE II
     The purposes for which this corporation is organized are:
     1. To engage in any form of mining, manufacturing, mercantile, financial, transportation, real estate, recreation or service enterprise not contrary to law.
     2. Without limiting the generality of the foregoing, to engage in:
          (a) The construction, maintenance and operation of logging roads, chutes, flumes, and artificial watercourses or waterways and other ways for the transportation of logs and other timber products;
          (b) Catching, booming, sorting, rafting and holding logs, lumber or other timber products;
          (c) Clearing out and improvement of rivers and streams and driving, sorting, holding and delivering logs and other timber products;
          (d) Constructing, operating or maintaining telegraph, telephone and other communication or electronic facilities; and
          (e) Building, equipping and operating railway, road or bridge, canal, airport or other forms of land, water and air transportation facilities.
ARTICLE III
     1. The aggregate number of shares which this corporation is authorized to issue shall be 447,000,000, consisting of 7,000,000 preferred shares having a par value of $1.00 per share, 40,000,000 preference shares having a par value of $1.00 per share, and 400,000,000 common shares having a par value of $1.25 per share. Shares redeemed, purchased or otherwise reacquired, or surrendered to the corporation on conversion, shall have the status of authorized and unissued shares of the class of which they were a part when initially issued and may be reissued as part of the same or a different series of the same class of which they were a part when initially issued; unless, as part of the action of the Board of Directors taken to create any series, the Board of Directors restricts the right of reissuance, in which case such restricted right will be operative. Each two common shares having a par value of $1.875 per share heretofore authorized and issued is hereby changed into three common shares having a par value of $1.25 per share.
     2. The Board of Directors is expressly vested with authority to divide the preferred shares and the preference shares into series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All preferred shares shall be identical and all preference shares shall be identical, except in each case as to the following relative rights and preferences, as to which the Board of Directors may fix and determine variations among the different series of each class:

          (a) The rate of dividend;
          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
          (c) The amount payable upon shares in the event of voluntary and involuntary liquidation, provided that the aggregate amount so payable with respect to all series of preferred shares shall not exceed $350,000,000;
          (d) Sinking fund provisions, if any, for the redemption or purchase of shares;
          (e) The terms and conditions, if any, on which shares may be converted;
          (f) If permitted by the laws of the State of Washington, voting rights, if any.
     3. The preferences, limitations and relative rights of the preferred shares of each series, the preference shares of each series and the common shares are as follows:
          (a) Out of the funds of the corporation legally available for payment of dividends, the holders of the preferred shares of each series and the preference shares of each series shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate determined by the Board of Directors for such series, and no more. Dividends on the preferred shares and the preference shares shall accrue on a daily basis from such date as may be fixed by the Board of Directors for any series. Unless dividends at the rate prescribed for each series of preferred shares shall have been declared and paid or set apart for payment in full on all outstanding preferred shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preferred shares, and no sum or sums shall be set aside for the redemption of preferred shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of preferred shares. Unless dividends at the rate prescribed for each series of preference shares shall have been declared and paid or set apart for payment in full on all outstanding preference shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preference shares, and no sum or sums shall be set aside for the redemption of preference shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of preference shares. Accrued and unpaid dividends on the preferred shares and on the preference shares shall not bear interest.
          (b) Out of any funds of the corporation legally available for dividends and remaining after full cumulative dividends upon all series of preferred shares and preference shares then outstanding shall have been paid or set apart for payment for all past dividend periods and the current dividend period, then, and not otherwise, the Board of Directors may declare and pay or set apart for payment dividends on the common shares, and the holders of preferred shares and preference shares shall not be entitled to share therein.
          (c) In the event of voluntary or involuntary liquidation of the corporation, before any distribution of the assets shall be made to the holders of any class of shares ranking as to assets subordinate to the preferred shares, the holders of the preferred shares of each series shall be entitled to receive out of the assets of the corporation available for distribution to its shareholders the sum of (i) the amount per share determined by the Board of Directors as provided in paragraph 2(c) of this Article III, and (ii) the amount per share equal to all accrued and unpaid dividends thereon, such sum constituting the “preferential amount” for the preferred shares. If, in the event of such liquidation, the assets of the corporation available for distribution to its shareholders shall be insufficient to permit full payment to the holders of the preferred shares of each series of their respective preferential amounts, then such assets shall be distributed ratably among such holders in proportion to their respective preferential amounts. In the event of such liquidation, subject to such right of the holders of the preferred shares of each series, but before any distribution of the assets shall be made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series shall be entitled to receive out of the assets of the corporation available for distribution to its shareholders the sum of (i) the amount per share determined by the Board of Directors as provided in paragraph 2(c) of this Article III, and (ii) the amount per share equal to all accrued and unpaid dividends thereon, such sum constituting the “preferential amount” for the preference shares. If, in the event of such liquidation, after full payment of the preferential amounts of the preferred shares of each series, the assets of the corporation available for distribution to its shareholders shall be insufficient to permit full payment to the holders of the preference shares of each series of their respective preferential amounts, then such assets shall be distributed ratably among such holders in proportion to their respective preferential amounts. If, in the event of such liquidation, the holders of the preferred shares of each series and the preference shares of each series shall have received full payment of their respective preferential amounts, the holders of the common shares shall be entitled, to the exclusion of the holders of the preferred shares of each series and the preference shares of each series, to share ratably in all remaining assets of the corporation available for distribution to shareholders. Neither the consolidation nor merger of the corporation with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of the corporation, nor the merger or consolidation of any other corporation into and with the corporation, shall be deemed to be a voluntary or involuntary liquidation.
          (d) Each outstanding preferred share shall be entitled to one vote, not as a class, on each matter submitted to a vote at a meeting of shareholders, and the holders of preference shares shall have no voting rights except as provided in this Article III, provided, however, that if the Board of Directors is permitted by law to vary voting rights as between series of a class, and does in fact do so, then the voting rights of any series of either class shall be those determined by the Board of Directors under paragraph 2(f) of this Article III. Notwithstanding the foregoing: (i) as long as any preferred shares shall be outstanding, the corporation will not, without the affirmative vote or consent in writing of at least two-thirds of the outstanding preferred shares, amend these Articles of Incorporation for the purpose of, or take any other action to, (A) increase the aggregate number of preferred shares or shares of any other class ranking as to dividends or assets on a parity with or prior to the preferred shares, (B) change the designations, preferences, limitations, voting or other relative rights of the preferred shares or of any outstanding series of preferred shares, (C) effect an exchange, reclassification or cancellation of all or part of the preferred shares, (D) change the preferred shares into the same or a different number of shares, with or without par value of the same or any other class, or (E) cancel or otherwise affect dividends on the shares of any series of preferred shares which have accrued but have not been declared, and (ii) as long as any preference shares shall be outstanding, the corporation will not, without the affirmative vote or consent in writing of at least two-thirds of the outstanding preference shares, amend these Articles of Incorporation for the purpose of, or take any other action to, (A) increase the aggregate number of preferred or preference shares or shares of any other class ranking as to dividends or assets on a parity with or prior to the preference shares, (B) change the designations, preferences, limitations, voting or other relevant rights of the preference shares or of any outstanding series of preference shares, (C) effect an exchange, reclassification or cancellation of all or part of the preference shares, (D) change the preference shares into the same or a different number of shares, with or without par value, of the same or another class, or (E) cancel or otherwise affect dividends on the shares of any series of preference shares which have accrued but have not been declared.

          (e) Whenever dividends on the preferred shares shall be in arrears in an aggregate amount equal to at least six quarterly dividends thereon, whether or not consecutive, then the holders of the preferred shares, voting as a class, shall be exclusively entitled to elect two additional directors beyond the number specified in the bylaws to be elected from time to time by all shareholders and beyond the number specified in this paragraph (e) to be elected by holders of the preference shares. Whenever dividends on the preference shares shall be in arrears in an aggregate amount equal to at least six quarterly dividends thereon, whether or not consecutive, then the holders of the preference shares, voting as a class, shall be exclusively entitled to elect two additional directors beyond the number specified in the bylaws to be elected from time to time by all shareholders and beyond the number specified in this paragraph (e) to be elected by holders of the preferred shares.
          (f) At any time when the holders of a class of shares become entitled as a class to elect additional directors pursuant to paragraph 3(e) of this Article III (the “special voting rights”), the maximum authorized number of members of the Board of Directors shall automatically be increased by the number of such directors specified in such paragraph 3(e) and the vacancies so created shall be filled only by vote of the holders of such class as hereinafter set forth. Whenever the special voting rights of a class shall have vested, such rights may be exercised initially either at a special meeting of the holders of such class called as hereinafter provided or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings. If, at the time of the vesting of the special voting rights of a class, the date fixed for the next annual meeting of shareholders is not within 90 days of such time, the president of the corporation shall call a special meeting of the holders of such class. Such special meeting shall be held at the earliest practicable date upon the notice required and at the place designated for annual meetings of shareholders. If such special meeting shall not be called by the president within 20 days after the special voting rights of such class shall have vested, holders of not less than one-tenth of the shares of such class entitled to vote at such special meeting may call such special meeting at the expense of the corporation. Any holder of shares of a class, the special voting rights for which shall have vested, shall have access to the appropriate share ledger of the corporation for the purpose of causing such special meeting to be so called. At any annual meeting of shareholders or at any special meeting at which the holders of a class of shares shall have special voting rights, 20% of the shares of such class entitled to special voting rights, represented in person or by proxy, shall constitute a quorum for such class. At any such meeting or adjournment thereof, (i) the absence of a quorum of a class of shares having special voting rights shall not prevent the election of directors, if any, to be elected pursuant to other special voting rights or pursuant to other than special voting rights, and the absence of a quorum of shares for the election of directors pursuant to other than special voting rights shall not prevent the election of directors pursuant to special voting rights, and (ii) in the absence of one or more of such quorums, a majority of the holders, represented in person or by proxy, of each class of shares which lacks a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the office of any director elected pursuant to the special voting rights of a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director or directors elected pursuant to the special voting rights of such class shall choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. The special voting rights of a class shall continue until all arrears in payment of quarterly dividends on such class shall have been paid and the dividends thereon for the current quarter shall have been declared and paid or set apart for payment. Upon any termination of the special voting rights of a class, the term of office of the directors then in office elected pursuant thereto shall terminate immediately and the maximum authorized number of members of the Board of Directors shall automatically be reduced accordingly.
          (g) Subject to any applicable provision of law or this Article III, the corporation shall have the right to purchase, or otherwise reacquire, at public or private sale or otherwise any shares of any class, except that no preferred shares shall be purchased unless dividends on all preferred shares have been declared and paid or set apart for payment in full for all past dividend periods and no preference shares shall be purchased unless dividends on all preference shares have been declared and paid or set apart for payment in full for all past dividend periods.
     4. The Board of Directors may from time to time authorize the issuance of shares of this corporation, whether now or hereafter authorized, without first offering such shares to the shareholders of this corporation.
ARTICLE IV
The time of the existence of this corporation shall be perpetual.
ARTICLE V
     1. The business and affairs of the corporation shall be managed under the direction of a Board of Directors consisting of not fewer than nine (9) nor more than thirteen (13) directors, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Whenever used in these Articles of Incorporation, the phrase “entire Board of Directors” shall mean that number of directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under these Articles of Incorporation~~. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified.~~  At each annual meeting of shareholders of the corporation, the successors to ~~the class of~~each director~~s~~ whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of shareholders.  ~~held in the third year following the year of their election.~~
     2. Any vacancy occurring in the Board of Directors and any newly created directorship resulting from any increase in the number of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     3. Any director may be removed from office with or without cause only by the affirmative vote of the holders of a majority of the voting capital stock ~~and may be removed from office without cause only by the affirmative vote of the holders of 67% of the voting capital stock or, in either case, such other percentage as may be required by applicable law; provided, however, that if applicable law permits to be required a higher percentage of the votes of the holders of the voting capital stock to approve any such removal, then the directors may be removed, with or without cause, as the case may be, only by the affirmative vote of the holders of the lesser of (i) 80% of the voting capital stock and (ii) the maximum percentage of such voting capital stock permitted to be required for such approval.~~
     4. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the bylaws.
     5. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference shares or of any other class or series of shares issued by the corporation shall have the right, voting separately by class or series, to elect directors under specified circumstances, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be classified pursuant to this Article V  ~~unless expressly provided by such terms~~.
ARTICLE VI
     In all elections for directors, every shareholder shall have the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.
ARTICLE VII
     ~~1.~~ Bylaws may be adopted, altered, amended or repealed or new bylaws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice thereof is contained in the notice of the meeting at which such vote is taken or if all directors are present) or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice thereof is contained in the notice of such meeting).
     ~~2. Nothwithstanding anything contained in paragraph 1 of this Article VII to the contrary, either (i) the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Sections 1 and 2 of Article II, Section 1 of Article III, Article XII and Section 2 of Article XIII of the bylaws. For purposes of this Article VII and Article VIII, the term “Continuing Director” shall mean any member of the Board of Directors who was a member of the Board of Directors on August 13, 1985 or who is elected to the Board of Directors after August 13, 1985 upon the recommendation of a majority of the Continuing Directors, voting separately and as a subclass of directors on such recommendation.~~
ARTICLE VIII
     Notwithstanding any other provisions of law, these Articles of Incorporation (except as hereinafter provided) or the bylaws of the corporation, the affirmative vote of a majority of the entire Board of Directors and the affirmative vote of the holders of at least ~~80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Articles V, VI, VIII and IX and paragraph 2 of Article VII of these Articles of Incorporation or any provision of such Articles; provided, however, that the affirmative vote of the holders of 66 2/3%~~  a majority of the votes entitled to be cast by the holders of all shares entitled to vote generally in the election of directors, voting together as a single class, shall be sufficient to approve any alteration, amendment or repeal of, or adoption of ~~any provision inconsistent with, Articles V, VI, VIII and IX and paragraph 2 of Article VII of~~ these Articles of Incorporation ~~that is approved by the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors~~.

ARTICLE IX
     Except as otherwise required by law and subject to the rights of the holders of any class of shares having a preference over the common shares as to dividends or upon liquidation, special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.
~~ARTICLE X~~
     ~~1. (a) From and after the time that the corporation is made aware of the existence of an Interested Shareholder (as hereinafter defined) and so long as there continues to be an Interested Shareholder, in addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Article X:~~
          ~~(i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) or any exchange of shares of the corporation or any Subsidiary pursuant to a plan of exchange;~~
          ~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the corporation or any Subsidiary of any assets, securities or commitments of any person having an aggregate Fair Market Value (as hereinafter defined) of Fifty Million Dollars ($50,000,000) or more;~~
          ~~(iii) any reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries;~~
          ~~(iv) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, or any security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint- venture participation or other arrangement involving, any assets, securities or commitments of the corporation or any Subsidiary, or any issuance, transfer or sale of any securities of the corporation or any Subsidiary, or any combination of the foregoing (whether in one transction or a series of transactions), having an aggregate Fair Market Value of, and/or involving an aggregate amount of, Fifty Million Dollars ($50,000,000) or more, and/or constituting substantially all, or an integral part of, the assets or business of an industry segment (as that term is commonly used with reference to the business of publicly-owned corporations) of the business of the corporation or any Subsidiary, and/or involving aggregate commitments of Fifty Million Dollars ($50,000,000) or more;~~
          ~~(v) the adoption of any plan or proposal for the liquidation or dissolution (or revocation thereof) of the corporation; or~~
          ~~(vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (v);~~
~~shall require the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~
          ~~(b) The term “Business Transaction” used in this Article X shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of paragraph 1(a) of this Article X.~~

          ~~(c) This paragraph 1 of this Article X shall not apply with respect to purchases and/or sales of goods, services, and products other than timber, made in the ordinary course of the corporation’s business, consistent with its past practice.~~
     ~~2. The provisions of paragraph 1 of this Article X shall not be applicable to any Business Transaction, and such Business Transaction shall require only such affirmative vote as is required by law or any other provision of these Articles of Incorporation, if the Business Transaction shall have been approved by a majority of the Continuing Directors (as hereinafter defined), voting separately and as a subclass of directors.~~
     ~~3. For the purposes of this Article X:~~
          ~~(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on July 22, 1985 (the term “registrant” in said Rule 12b-2 meaning, in this case, the corporation).~~
          ~~(b) “beneficially owned” shall have the meaning ascribed to such term in Rule 13d 3 of the General Rules and Regulations under the Exchange Act, as in effect on July 22, 1985.~~
          ~~(c) “Continuing Director” means any member of the Board of Directors who was a member of the Board of Directors on August 13, 1985 or who is elected to the Board of Directors after August 13, 1985 upon the recommendation of a majority of the Continuing Directors, voting separately and as a subclass of directors on such recommendation.~~
          ~~(d) “Fair Market Value” means: (x) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by majority vote of the Continuing Directors; and (y) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by majority vote of the Continuing Directors.~~
          ~~(e) “Interested Shareholder” at any particular time means any person (other than the corporation or any Subsidiary and other than any pension, profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:~~
          ~~(i) is at such time the beneficial owner, directly or indirectly, of shares of the corporation having ten percent (10%) or more of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock;~~

          ~~(ii) at any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of shares of the corporation having ten percent (10%) or more of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock; or~~
          ~~(iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;~~
~~provided, however, that “Interested Shareholder” shall not mean any person who or which, as of July 22, 1985, met any of the conditions set forth in clauses (i), (ii) or (iii).~~
          ~~(f) “person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.~~
          ~~(g) “Subsidiary” means any corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 3(e) of this Article X, the term “Subsidiary” shall mean only a corporation of which a majority of each class or series of equity security is owned, directly or indirectly, by the corporation.~~
          ~~(h) A person shall be a “beneficial owner” of any shares of Voting Stock:~~
          ~~(i) which are beneficially owned, directly or indirectly, by such person or any of its Affiliates or Associates;~~
           ~~(ii) which such person or any of its Affiliates or Associates has (x) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or~~
          ~~(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~
          ~~(i) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 3 (e) of this Article X, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of paragraph 3 (h) of this Article X but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.~~
     ~~4. For the purposes of this Article X, the Continuing Directors shall have the power and duty to determine, by majority vote, on the basis of information known to them after reasonable inquiry, whether any transaction specified in paragraphs 1 (a) (ii) and 1 (a) (iv) meets the monetary tests set forth therein.~~

     ~~5. The provisions of this Article X shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the shareholders, nor shall any provision of this Article X be construed as limiting, prohibiting or otherwise restricting in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Transaction.~~
     ~~6. No action taken by, or omission of, a Continuing Director in the exercise (or non-exercise) of the authority and discharge of the responsibilities conferred or imposed upon Continuing Directors by this Article X shall be deemed to be, or involve, a breach of the fiduciary duty of such Continuing Director to the shareholders of the corporation unless it can be demonstrated by the person asserting such breach that the Continuing Director acted (or failed to act) in bad faith and in a manner inconsistent with the provisions and spirit of this Article X.~~
     ~~7. Notwithstanding any other provisions of law, these Articles of Incorporation (except as hereinafter provided) or the bylaws of the corporation, the affirmative vote of a majority of the entire Board of Directors and the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article X or any provision hereof; provided, however, that the affirmative vote of the holders of 66 2/3% of all outstanding shares of Voting Stock, voting together as a single class, shall be sufficient to approve any alteration, amendment or repeal of, or adoption of any provision inconsistent with, this Article X or any provision hereof that is approved by the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors. The phrase “entire Board of Directors” shall mean that number of directors fixed by the most recent resolution adopted by the Board of Directors prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under this Article X.~~
     ~~8. All reasonable expenses (including, without limitation, attorneys’ fees and disbursements) incurred by the Continuing Directors in the exercise of the authority, and discharge of the responsibilities, conferred or imposed upon them by this Article X (or incurred by reason or as a consequence of the exercise of such authority or the discharge of such responsibilities, including, without limitation, all attorneys’ fees and disbursements incurred in asserting or defending any claim arising out of such exercise) shall be paid by the corporation. The provisions of this paragraph 8 of this Article X shall be deemed to be a contract between the corporation and the Continuing Directors, and it shall be the duty of the Chief Financial Officer of the corporation to make prompt payment thereof on the written request of a majority of the Continuing Directors, accompanied by appropriate vouchers and invoices. The rights conferred upon the Continuing Directors, and the obligations imposed upon the corporation, by this paragraph 8 of this Article X shall be in addition to the rights of the Continuing Directors, as directors, to indemnification under the bylaws of the corporation; provided, however, that the corporation shall not, by reason of this sentence, be obliged to make duplicate payments of any item of expense incurred by a Continuing Director.~~
ARTICLE X~~I~~
     To the full extent the Washington Business Corporation Act permits the limitation or elimination of liability of directors, a director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director, provided that, except as provided in the next succeeding sentence, this provision shall not eliminate or limit liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B~~A~~.08.310~~450~~ of the Washington Business Corporation Act or any successor provision, or (iii) for any transaction from which the director will personally receive a benefit in money, property or service to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation, for or with respect to any action or omission of such director occurring prior to such amendment or repeal, existing at the time of such repeal or modification.
ARTICLE XI~~I~~
     This corporation may indemnify, including the making of advances of expenses and the making of contracts with directors with respect to indemnity, and may purchase and maintain insurance for, its directors, officers, trustees, employees, and other persons and agents, and (without limiting the generality of the foregoing) shall indemnify its directors, including the making of advances of expenses, against all liability, damage and expenses arising from or in connection with service for, employment by, or other affiliation with this corporation or other firms or entities to the maximum extent and under all circumstances permitted by law as then in effect.
     Pursuant to Section 23B.08.560(2) of the Washington Business Corporation Act or any successor provision, the procedures for indemnification and the advancement of expenses set forth in the bylaws of the corporation are in lieu of the procedures requires by Section 23B.08.550 of the Washington Business Corporation Act or any successor provision.